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                                  EXHIBIT 23.5




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                      KRONISH, LIEB, WEINER & HELLMAN, LLP
                          1114 Avenue of the Americas
                         New York, New York 10036-7798





The Board of Directors
BankUnited Financial Corporation:

We consent to the use of our opinion included herein and incorporated herein by reference and to the references to our firm under the heading "Summary of Joint Proxy Statement-Prospectus" and "The Merger" in the joint proxy statement-prospectus.



                                        KRONISH, LIEB, WEINER & HELLMAN, LLP





New York, New York
October 1, 1996